Exhibit 10.214

FIRST AMENDMENT TO THE

SALES, MARKETING AND DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT (the “First Amendment”) to the Sales, Marketing and Distribution Agreement (the “Agreement”), having an effective date of July 8, 2002, is made and entered into as of January 23, 2003, by and between CYGNUS, INC., a Delaware corporation with its principal place of business at 400 Penobscot Drive, Redwood City, California 94063 (“Cygnus”) and SANKYO PHARMA INC., a Delaware corporation with its place of business at Two Hilton Court, Parsippany, New Jersey 07054 (“Sankyo”).  Cygnus and Sankyo are referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

WHEREAS:

A.                                   The parties entered into a Sales, Marketing and Distribution Agreement having an effective date of July 8, 2002 (the “Agreement”);

B.                                     The parties now wish to amend the Agreement pursuant to Section 15.1 of the Agreement as set forth below;

NOW, THEREFORE, for good and valid consideration, the parties agree to the following terms and conditions set forth herein:

1.               In Section 1.13 of the Agreement, the following paragraph is added following subsection (c):

After the first *** following Product Launch, the following item is also deducted from the gross revenues:

(d)                                 customer and consumer rebates, including but not limited to consumer incentives, coupons and rebates.

Prior to the end of the first *** following Product Launch, Cygnus will reimburse Sankyo for *** of the cost of such customer and consumer rebates, but these customer and consume rebates will not be deducted from Net Sales by Sankyo.

2.               In Section 2.5 of the Agreement, second sentence, “Calendar Quarter” is deleted and replaced with “calendar month” and “thirty (30) calendar days” is replaced with “fifteen (15) calendar days.”  Thus, the second sentence of amended Section 2.5 reads, “Thereafter, within fifteen (15) calendar days of the end of each calendar month, Sankyo shall provide Cygnus a written statement of Net Sales by Sankyo of the Product in the Territory during such calendar month.”  The remainder of Section 2.5 is not amended.

3.               In Section 4.2 of the Agreement, first sentence, “quarterly” is deleted and replaced with “monthly”.  In the second sentence, “daily” is deleted and replaced with “monthly”.  After the third sentence, the following sentence is added:  “Upon reasonable request, Sankyo will

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

provide Cygnus with informal updates on sales information on a more frequent basis.”  The remainder of Section 4.2 is not amended.

4.               In Section 5.4(a) of the Agreement, the requirement that the parties will execute “within thirty (30) calendar days from the Effective Date of the Agreement” a supply agreement “containing the terms and conditions set forth in the Agreement and other terms and conditions that are customarily found in an agreement of this nature” is amended so that the time of execution is to be within seven (7) months of the Effective Date of the Agreement.

5.               In Section 5.4(c) of the Agreement, the following language is added to the existing section:

                                                The price at which Cygnus will sell the GlucoWatch® Analyzer and the GlucoWatch® QC Test kit to Sankyo will be $*** and $***, respectively.  Payment will be due and made as set forth in the Supply agreement.  Additionally, Analyzer and QC Test Kit sales by Sankyo will not be included in Net Sales by Sankyo, and no Sales and Marketing Fee shall be due on Analyzer and QC Test Kit sales.

6.               The parties hereby acknowledge and agree that Sankyo has paid in full the milestones of ten million dollars ($10,000,000) set forth in Section 2.2 of the Co-Promotion Agreement, dated November 28, 2001, between Cygnus and Sankyo.

7.               All other terms and conditions of the Agreement shall remain in full force and effect and are unchanged by this Amendment.

8.               This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed by their duly authorized officers as of the date first written above.

CYGNUS, INC.		SANKYO PHARMA INC.

By:	/s/ John C Hodgman	By:	/s/ John P. Gargiulo

Name:	John C Hodgman	Name:	John P. Gargiulo

Title:	Pres & CEO	Title:	VP Marketing & Commercial OPS

***Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.